EXHIBIT 32

In connection with the Quarterly Report of Rockdale Resources Corporation (the “Company”) on Form 10-Q for the period ending June 30, 2012 as filed with the Securities and Exchange Commission (the “Report”), Michael Smith, the Principal Executive Officer of the Company, and Marc Spezialy, the Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of their knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects the financial condition and results of the Company.

August 20, 2012                                                                      By:        /s/ Michael Smith
Michael Smith,
Principal Executive Officer

     By:       /s/ Marc Spezialy
Marc Spezialy,
Principal Financial Officer